UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 13, 2009 (May 11, 2009)

NETWORK CN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

21/F., Chinachem Century Tower 178 Gloucester Road Wanchai, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election  of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2009, the directors of the Network CN Inc. (the “Company”) appointed Mr. Earnest Leung to the Company’s board of directors, effective as of May 11, 2009.

Earnest Leung. Mr. Leung has over 20 years’ experience in the investment banking industry.  Since November 2004, he has worked as a financial advisor and consultant in Hong Kong and currently serves as a director of Southern Territories Group, Ltd., an investment company, Keywin Holdings Limited (“Keywin”), an investment company, and of Statezone Ltd. (“Statezone”), a financial consulting company owned and controlled by Mr. Leung.  Prior to that, Mr. Leung served, from September 1994 to October 2004, as Senior Director and Head of Investment, Asia for American Express Bank.  Mr. Leung also held various senior investment positions with BNP Paribas Bank, New Zealand Insurance and Bank of America Trust.

On April 6, 2009, the Company reported its entry into a Note Exchange and Option Agreement (the “Note Exchange and Option Agreement ”), dated April 2, 2009, between the Company and Keywin, pursuant to which the Company agreed to exchange the certain convertible promissory notes in the principal amount of $45 million (including all accrued and unpaid interest thereon) for (i) 307,035,463 shares of the Company’s common stock and (ii) an option to purchase an aggregate of 122,814,185 shares of the Company’s common stock for an aggregate purchase price of $2,000,000, exercisable for a three-month period commencing on April 2, 2009.  As a result of the Note Exchange and Option Agreement, Keywin beneficially owns approximately 82% of our issued and outstanding common stock and they have the option to own up to approximately 86%. Statezone provided financial advisory services to Keywin and the Company in connection with the Note Exchange and Option Agreement, for which the Company paid Statezone an aggregate consultancy fee of $350,000. For more information regarding the Note Exchange and Option Agreement see the Company’s Current Report on Form 8-K filed with the Commission on April 6, 2009, and Exhibit 10.2 thereto which is incorporated by reference herein.

Other than as disclosed above, there are no arrangements or understandings between Mr. Leung and any other persons pursuant to which he was selected as a director and there are no transactions between the Company and Mr. Leung that would require disclosure under Item 404(a) of Regulation S-K.

The Company has not entered into a written agreement with Mr. Leung, but as a non-employee director of the Company, Mr. Leung will be entitled to an annual fee of $15,000 as consideration for his services as a director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Note Exchange and Option Agreement, dated April 2, 2009, between the Company and Keywin Holdings Limited (incorporated by reference to Exhibit 10.2 to the Company’s Current report of Form 8-K filed on April 6, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2009	NETWORK CN INC.

	By:	/s/ Godfrey Hui
Godfrey Hui
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Note Exchange and Option Agreement, dated April 2, 2009, between the Company and Keywin Holdings Limited (incorporated by reference to Exhibit 10.2 to the Company’s Current report of Form 8-K filed on April 6, 2009).